Exhibit 1



October 28, 2003

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read the statements made in Item 4, to be included in the Form 8-K filed by Elegant Concrete, Inc., dated October 28, 2003, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

               Very truly yours,

               SACHER & CO., P.C.

         By:   /s/ Stephen B. Sacher
               ---------------------
         Name: Stephen B. Sacher
         Its:  President